Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-287287 on Form S-4 of Roth CH Holdings, Inc. of our report dated April 25, 2025, relating to our audit of the consolidated financial statements of SharonAI Inc. for the years ended December 31, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Tulsa, Oklahoma

August 12, 2025

www.hogantaylor.com